Exhibit 99.1

NEWS RELEASE
Contacts:	Rob Capps, President & CEO MIND Technology, Inc. 281-353-4475

Ken Dennard / Zach Vaughan Dennard Lascar Investor Relations 713-529-6600 MIND@dennardlascar.com

MIND TECHNOLOGY, INC. REPORTS

FISCAL 2024 Second QUARTER RESULTS

THE WOODLANDS, TX – September 13, 2023 – MIND Technology, Inc. (NASDAQ: MIND) (“MIND” or the “Company”) today announced financial results for its fiscal 2024 second quarter ended July 31, 2023.

Revenues from Marine Technology Products sales for the second quarter of fiscal 2024 were $8.8 million compared to $8.7 million in the second quarter of fiscal 2023.

The Company reported operating loss of $1.5 million for the second quarter of fiscal 2024 compared to a loss of approximately $1.6 million in the second quarter of fiscal 2023. The net loss from continuing operations for the second quarter of fiscal 2024 was $1.5 million compared to a net loss from continuing operations of approximately $1.8 million in the second quarter of fiscal 2023.  Second quarter of fiscal 2024 net loss attributable to common shareholders was $0.18 per share compared to $0.20 in the second quarter of fiscal 2023.

Adjusted EBITDA from continuing operations for the second quarter of fiscal 2024 was a loss of $687,000 compared to an adjusted EBITDA loss of approximately $1.0 million in the second quarter of fiscal 2023. Adjusted EBITDA from continuing operations, which is a non-GAAP measure, is defined and reconciled to reported net income (loss) from continuing operations and cash used in operating activities in the accompanying financial tables. These are the most directly comparable financial measures calculated and presented in accordance with United States generally accepted accounting principles.

The backlog of Marine Technology Products as of July 31, 2023 related to our Seamap segment was approximately $17.0 million compared to $14.0 million at July 31, 2022.

Rob Capps, MIND’s President and Chief Executive Officer, stated, “We were pleased with our second quarter results, with revenues coming in slightly higher than the second quarter of last year.  Although our revenues declined sequentially, they were in line with our expectations. As we have mentioned previously, our revenues often fluctuate due to timing of orders delivered among other factors that are out of our control, but we are confident that the robust customer interest, favorable market conditions, increased order flow and growing backlog will translate to higher levels of revenue in the back half of the year.

“Subsequent to the end of the second quarter, we completed the sale of our Klein Marine Systems unit to General Oceans for cash consideration of $11.5 million, enabling us to monetize an underperforming segment of our business and reallocate that capital to grow and further develop our Seamap unit, which contributed roughly 86% of second quarter revenue.  In addition to streamlining the Company to focus on our high performance Seamap technologies, we were able to use a portion of the proceeds from the sale to repay the high-cost debt that we incurred earlier this year, making MIND debt free once again. While we have divested our Klein unit, we are excited to be able to continue working with Klein and General Oceans in regard to our Spectral Ai software suite and are optimistic that this arrangement will deliver us growing and recurring royalty income.

“Turning to our backlog, as of July 31, 2023, our backlog for Seamap products totaled approximately $17.0 million. However, subsequent to the end of the quarter we have received additional orders totaling about $5.4 million. Furthermore, we are in negotiation with certain customers for other significant orders and believe we will be successful in landing these orders.  The existing and pending orders call for a variety of products including GunLink Source controllers, BuoyLink GNSS positioning systems and SeaLink towed streamer systems. We believe this continued positive backlog trend is indicative of the favorable market conditions and the differentiation of our Seamap product lines and gives us good visibility for the balance of this fiscal year and into next year.

“As we progress throughout fiscal 2024, we continue to believe the positive trend for order flow will continue. The redeployment of capital from the sale of Klein will enable us to better address the growing opportunities in our ongoing business. Additionally, we believe the underlying market fundamentals are positive and those have contributed to the increase in order activity. The current geopolitical situation emphasizes the need for maritime security applications. The constructive pricing environment in the energy market is positive for our customers in that space.  The trend towards renewable energy, such as wind farms, is a positive development for our marine survey customers. We plan to continue to execute our long-term strategic initiatives and position the Company to become a leading provider of innovative marine technology and products,” concluded Capps.

CONFERENCE CALL

Management has scheduled a conference call for Thursday, September 14, 2023 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time) to discuss the Company’s fiscal 2024 second quarter results.  To access the call, please dial (412) 902-0030 and ask for the MIND Technology call at least 10 minutes prior to the start time.  Investors may also listen to the conference live on the MIND Technology website,  http://mind-technology.com, by logging onto the site and clicking “Investor Relations.”  A telephonic replay of the conference call will be available through September 21, 2023 and may be accessed by calling (201) 612-7415 and using passcode 13740861#.  A webcast archive will also be available at http://mind-technology.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Dennard Lascar Investor Relations by email at MIND@dennardlascar.com.

ABOUT MIND TECHNOLOGY

MIND Technology, Inc. provides technology to the oceanographic, hydrographic, defense, seismic and security industries.  Headquartered in The Woodlands, Texas, MIND has a global presence with key operating locations in the United States, Singapore, Malaysia, and the United Kingdom.  Its Seamap unit, designs, manufactures and sells specialized, high performance, marine exploration and survey equipment.

Forward-looking Statements

Certain statements and information in this press release concerning results for the quarter ended July 31, 2023 may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical fact, including statements regarding our future results of operations and financial position, our business strategy and plans, and our objectives for future operations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate.  All comments concerning our expectations for future revenues and operating results are based on our forecasts of our existing operations and do not include the potential impact of any future acquisitions or dispositions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, without limitation, reductions in our customers’ capital budgets, our own capital budget, limitations on the availability of capital or higher costs of capital, volatility in commodity prices for oil and natural gas and the extent of disruptions caused by the COVID-19 outbreak.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof.  We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, unless required by law, whether as a result of new information, future events or otherwise. All forward-looking statements included in this press release are expressly qualified in their entirety by the cautionary statements contained or referred to herein.

Non-GAAP Financial Measures

Certain statements and information in this press release contain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles, or GAAP.  Company management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Company management also believes that these non-GAAP financial measures enhance the ability of investors to analyze the Company's business trends and to understand the Company's performance. In addition, the Company may utilize non-GAAP financial measures as guides in its forecasting, budgeting, and long-term planning processes and to measure operating performance for some management compensation purposes. Any analysis of non-GAAP financial measures should be used only in conjunction with results presented in accordance with GAAP.  Reconciliation of Backlog, which is a non-GAAP financial measure, is not included in this press release due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate the most directly comparable GAAP financial measures.

Tables to Follow

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	July 31, 2023	January 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$494	$778
Accounts receivable, net of allowance for doubtful accounts of $504 at each of July 31, 2023 and January 31, 2023	7,143	3,993
Inventories, net	15,651	15,318
Prepaid expenses and other current assets	1,273	2,144
Total current assets	24,561	22,233
Property and equipment, net	3,620	3,945
Operating lease right-of-use assets	1,626	1,749
Intangible assets, net	4,418	4,931
Total assets	$34,225	$32,858
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,459	$4,101
Deferred revenue	309	164
Accrued expenses and other current liabilities	3,386	2,247
Income taxes payable	1,585	1,516
Operating lease liabilities - current	903	903
Note payable, net	3,343	—
Total current liabilities	11,985	8,931
Operating lease liabilities - non-current	723	846
Deferred tax liability	41	29
Total liabilities	12,749	9,806
Stockholders’ equity:
Preferred stock, $1.00 par value; 2,000 shares authorized; 1,683 shares issued and outstanding at each of July 31, 2023 and January 31, 2023	37,779	37,779
Common stock, $0.01 par value; 40,000 shares authorized; 15,721 shares issued at each of July 31, 2023 and January 31, 2023	157	157
Additional paid-in capital	129,738	129,580
Treasury stock, at cost (1,933 shares at each of July 31, 2023 and January 31, 2023 )	(16,863)	(16,863)
Accumulated deficit	(129,369)	(127,635)
Accumulated other comprehensive gain	34	34
Total stockholders’ equity	21,476	23,052
Total liabilities and stockholders’ equity	$34,225	$32,858

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Revenues:
Sale of marine technology products	$8,750	$8,713	$21,336	$17,800
Total revenues	8,750	8,713	21,336	17,800
Cost of sales:
Sale of marine technology products	5,483	5,175	12,652	10,973
Total cost of sales	5,483	5,175	12,652	10,973
Gross profit	3,267	3,538	8,684	6,827
Operating expenses:
Selling, general and administrative	3,514	3,789	7,388	8,061
Research and development	842	833	1,615	1,847
Depreciation and amortization	459	467	940	946
Total operating expenses	4,815	5,089	9,943	10,854
Operating loss	(1,548)	(1,551)	(1,259)	(4,027)
Other expense:
Other, net	131	(76)	20	(194)
Total other income (expense)	131	(76)	20	(194)
Loss from continuing operations before income taxes	(1,417)	(1,627)	(1,239)	(4,221)
Provision for income taxes	(77)	(131)	(495)	(342)
Net loss from continuing operations	(1,494)	(1,758)	(1,734)	(4,563)
(Loss) income from discontinued operations, net of income taxes	—	(162)	—	224
Net loss	$(1,494)	$(1,920)	$(1,734)	$(4,339)
Preferred stock dividends - declared	—	—	—	(947)
Preferred stock dividends - undeclared	(947)	(947)	(1,894)	(947)
Net loss attributable to common stockholders	$(2,441)	$(2,867)	$(3,628)	$(6,233)
Net loss per common share - Basic and Diluted
Continuing operations	$(0.18)	$(0.20)	$(0.26)	$(0.47)
Discontinued operations	$—	$(0.01)	$—	$0.02
Net loss	$(0.18)	$(0.21)	$(0.26)	$(0.45)
Shares used in computing net loss per common share:
Basic	13,792	13,782	13,791	13,779
Diluted	13,792	13,782	13,791	13,779

MIND TECHNOLOGY, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	For the Six Months Ended July 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(1,734)	$(4,339)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	940	946
Stock-based compensation	158	388
Provision for inventory obsolescence	—	45
Gross profit from sale of other equipment	(336)	(245)
Changes in:
Accounts receivable	(3,238)	1,998
Unbilled revenue	31	15
Inventories	(333)	(461)
Prepaid expenses and other current and long-term assets	1,329	168
Income taxes receivable and payable	63	19
Accounts payable, accrued expenses and other current liabilities	(1,556)	(1,126)
Deferred revenue and customer deposits	1,199	95
Net cash used in operating activities	(3,477)	(2,497)
Cash flows from investing activities:
Purchases of property and equipment	(102)	(250)
Sale of other equipment	336	361
Net cash provided by investing activities	234	111
Cash flows from financing activities:
Purchase of treasury stock	—	(1)
Net proceeds from short-term loan	2,947	—
Preferred stock dividends	—	(1,894)
Net cash provided by (used in) financing activities	2,947	(1,895)
Effect of changes in foreign exchange rates on cash and cash equivalents	12	—
Net decrease in cash and cash equivalents	(284)	(4,281)
Cash and cash equivalents, beginning of period	778	5,114
Cash and cash equivalents, end of period	$494	$833

MIND TECHNOLOGY, INC.

Reconciliation of Net Loss From Continuing Operations and Net Cash Used in Operating Activities to EBITDA (Loss) and

Adjusted EBITDA (Loss) From Continuing Operations

(in thousands)

(unaudited)

	For the Three Months Ended July 31,		For the Six Months Ended July 31,
	2023	2022	2023	2022
Reconciliation of Net loss from Continuing Operations to EBITDA (loss) and Adjusted EBITDA (loss)	(in thousands)
Net loss from continuing operations	$(1,494)	$(1,758)	$(1,734)	$(4,563)
Interest expense, net	163	4	367	4
Depreciation and amortization	459	467	940	946
Provision for income taxes	77	131	495	342
EBITDA (loss) from continuing operations (1)	(795)	(1,156)	68	(3,271)
Stock-based compensation	108	152	158	388
Adjusted EBITDA (loss) from continuing operations (1)	$(687)	$(1,004)	$226	$(2,883)
Reconciliation of Net Cash Used in Operating Activities to EBITDA (loss) from continuing operations
Net cash (used in) provided by operating activities	$(490)	$1,025	$(3,477)	$(2,497)
Stock-based compensation	(108)	(152)	(158)	(388)
Provision for inventory obsolescence	—	(22)	—	(45)
Changes in accounts receivable (current and long-term)	(244)	(2,897)	3,207	(1,860)
Interest paid	203	—	407	4
Taxes paid, net of refunds	236	—	425	277
Gross profit (loss) from sale of other equipment	198	—	336	(113)
Changes in inventory	1,312	201	333	461
Changes in accounts payable, accrued expenses and other current liabilities and deferred revenue	(1,825)	333	357	730
Changes in prepaid expenses and other current and long-term assets	(21)	304	(1,329)	129
Other	(56)	52	(33)	31
EBITDA (loss) from continuing operations (1)	$(795)	$(1,156)	$68	$(3,271)

1.

EBITDA and Adjusted EBITDA are non-GAAP financial measures. EBITDA is defined as net income before (a) interest income and interest expense, (b) provision for (or benefit from) income taxes and (c) depreciation and amortization. Adjusted EBITDA excludes non-cash foreign exchange gains and losses, stock-based compensation, impairment of intangible assets, other non-cash tax related items and non-cash costs of lease pool equipment sales. We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures, service debt and finance working capital requirements and we believe that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful to our analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully trend and analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under GAAP and should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to net income as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes. Other companies in our industry may calculate EBITDA or Adjusted EBITDA differently than we do and EBITDA and Adjusted EBITDA may not be comparable with similarly titled measures reported by other companies.